UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022 (August 22, 2022)

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55615	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Energy 11, L.P. (the “Partnership”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01 – Entry into a Material Definitive Agreement

On May 13, 2021, the Partnership and its wholly-owned subsidiary, as borrowers, entered into a loan agreement (“BF Loan Agreement”) with BancFirst, as administrative agent for the lenders (the “Lender”), which provides for a revolving credit facility (“BF Credit Facility”) with a maximum credit amount of $60 million. The BF Loan Agreement requires the Partnership to maintain a risk management program to manage the commodity price risk of the Partnership’s future oil and gas production under certain conditions. As amended in March 2022 (“First Amendment”), the First Amendment to the BF Loan Agreement no longer required the Partnership to enter into future hedging transactions as long as the Partnership maintained a utilization rate of less than or equal to 35% of the borrowing base on the BF Credit Facility. As of June 30, 2022, the Partnership was not subject to any additional hedging requirements under the First Amendment as its utilization rate was less than or equal to 35% of the current borrowing base.

On August 22, 2022, the Partnership and its Lender amended the BL Loan Agreement (“Second Amendment”) to further adjust the risk management program requirements. The Second Amendment does not require the Partnership to enter into future hedging transactions as long as the Partnership maintains a BF Credit Facility utilization rate of less than or equal to 20% of the Partnership’s PV-9 (defined as the net present value, discounted at 9% per annum), as calculated by the Lender during the Lender’s scheduled semi-annual redeterminations of the Partnership’s oil and natural gas reserves on March 1 and September 1. However, the Partnership must hedge at least 50% of its rolling 12-month projected future production if the Partnership’s utilization of the BF Credit Facility is greater than 20% but less than or equal to 30% of PV-9, and at least 50% of its rolling 24-month projected future production if the Partnership’s utilization of the Revolving Credit Facility is greater than 30% of PV-9.

As of the effective date of the Second Amendment, the Partnership’s outstanding balance on the BF Credit Facility was approximately $23 million. The Partnership is not subject to any additional hedging requirements under the Second Amendment as the current BF Credit Facility utilization rate is less than 20% of the Lender’s current calculation of PV-9.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Second Amendment, and is qualified in its entirety by the full terms and conditions of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1

Second Amendment to Credit Agreement dated as of August 22, 2022 by and among Energy 11 Operating Company, LLC and Energy 11, L.P., as Borrowers, BancFirst, as Administrative Agent and the Lenders Party hereto

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 26, 2022

ENERGY 11, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy 11 GP, LLC